Exhibit 99.1
Spherix Announces Private Placement as the Company Continues to Execute its Patent Monetization Program. - Spherix accepts
$2.0 Million from Investors.

TYSONS CORNER, VA--(PR Newswire-Nov 4, 2013) – Spherix Incorporated (NASDAQ: SPEX) -- an intellectual property development company committed to the fostering and monetization of intellectual property, announced today that the Company has accepted $2.0 million in subscriptions of a non-brokered private placement of its equity that convert into common stock on a share for share basis.   The funds raised will be used for general working capital and portfolio acquisition while continuing the company objective of expanding its monetization licensing agenda.

CEO Anthony Hayes stated, “We are pleased with the progress the company has made in such a short period of time and the overwhelming support from investors subscribing this private transaction.  We believe this transaction is a powerful message to the uniqueness of the Spherix model.   The additional capital gives us both the ability to protect our rights and pursue defendants that may choose to disregard and infringe on our intellectual property. We also are reviewing various opportunities to acquire additional portfolios and in conjunction with the newest member of our Board of Directors, Alex Poltorak, founder of General Patent Corp., we are accelerating our review of these opportunities.”

Spherix expects to close on this transaction during the week of Nov 4, 2013.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Spherix has agreed with the participating investors to file a registration statement with the SEC covering resale of the shares of common stock sold in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company.  Spherix presently offers a diversified commercialization platform for protected technologies. The company continues to work on life sciences and drug development and presently is exploring opportunities in nutritional supplement products relying on its D-Tagatose natural sweetener as a GRAS ingredient.  Spherix is committed to advancing innovation by active participation in all areas of the patent market. Spherix draws on portfolios of pioneering technology patents to partner with and support product innovation. Through its recently announced acquisition of several hundred patents issued to Harris Corporation Spherix intends to expand its activities in wireless communications and telecommunication sectors including antenna technology, Wi-Fi, base station functionality, and cellular.

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Investor Relations
Phone: (703) 992-9325
Email: info@spherix.com